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                                                                      EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports, included or incorporated by reference in this Form 10-K, into the Company's previously filed registration statements on Form S-8, Registration No. 2-80182, Form S-8, Registration No. 33-25331, Form S-8, Registration No. 33-55768, Form S-8, Registration No. 33-55766, Form S-3, Registration No. 33-61854, Form S-8, Registration No. 33-65023, Form S-8, Registration No. 333-18423, Form S-8, Registration No. 333-18429, and Form S-8, Registration No. 333-18437, including the prospectuses therein, relating to the Company's Stock Option Plan of 1982, Stock Option and Incentive Plan of 1988, Stock Option and Incentive Plan of 1992, Directors Stock Incentive Plan, Dividend Reinvestment and Stock Purchase Plan (as amended), Performance Bonus Stock Plan of 1995, Kennametal Thrift Plan, Kennametal Inc. Stock Option and Incentive Plan of 1992 (as amended), and the Kennametal Inc. Stock Option and Incentive Plan of 1996. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1998 or performed any audit procedures subsequent to the date of our report.




                                                 /s/  ARTHUR ANDERSEN LLP
                                                 ------------------------
                                                      Arthur Andersen LLP




Pittsburgh, Pennsylvania
September 23, 1998